Exhibit 32.2

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, William L. Hiott, Jr., Executive Vice President and Treasurer of Bank of South Carolina Corporation (the “Company”), certify that to the best of my knowledge, based upon a review of the annual report on Form 10KSB for the period ended December 31, 2003 of the Company (the “report):

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 18, 2004

	BY:	/s/ William L. Hiott, Jr.
William L. Hiott, Jr.
Executive Vice President & Treasurer

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